As filed with the Securities and Exchange Commission on September 16, 2010

Registration No. __________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PURADYN FILTER TECHNOLOGIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	14-1708544
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2017 High Ridge Road, Boynton Beach, FL	33426
(Address of Principal Executive Offices)	(Zip Code)

2010 Stock Option Plan
(Full title of the plan)

Mr. Joseph V. Vittoria Chief Executive Officer Puradyn Filter Technologies Incorporated 2017 High Ridge Road Boynton Beach, Fl 33426
(Name and address of agent for service)

With a copy to:
James M. Schneider, Esq. Schneider Weinberger & Beilly LLP 2200 Corporate Boulevard N.W., Suite 210 Boca Raton, Florida 33431 telephone (561) 362-9595 telecopier (561) 362-9612

(561) 547-9499
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.01 per share (1)(2)	2,000,000	$0.21	$420,000	$30

(1)          Includes 570,000 shares of our common stock underlying outstanding options which are exercisable at $0.21 per share and 1,430,000 shares of our common stock which may be issuable upon future grants under the 2010 Stock Option Plan. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 based on the average of the bid and asked price of the common stock as reported on the OTC Bulletin Board on September 13, 2010.

(2)          To the extent permitted by Rule 416, this registration statement also covers such additional number of shares of common stock as may be issuable as a result of the anti-dilution provisions of the options granted under the 2010 Stock Option Plan in the event of stock splits, stock dividends or similar transactions.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

          We established the 2010 Stock Option Plan (the “2010 Plan”) effective July 29, 2010 covering 2,000,000 shares of our common stock to permit us to offer to our employees, officers, directors and consultants whose past, present and/or potential contributions to our company have been, are or will be important to our success, an opportunity to acquire a proprietary interest in Puradyn Filter Technologies Incorporated. The issuance of grants under the plan will be made to persons who are closely related to us and who provide bona fide services to us in connection with our business which are not in connection with the offer of sale of our securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for our securities. Grants of options or shares may be awarded under the plan pursuant to individually negotiated compensation contracts or as determined and/or approved by our Board of Directors. The eligible participants include our directors, officers, employees and non-employee consultants and advisors. There is no limit as to the number of securities that may be awarded under the 2010 Stock Option Plan to a single participant. As of September 13, 2010 we have issued options under the 2010 Stock Option Plan to purchase an aggregate of 570,000 shares of our common stock with an exercise price of $0.21 per share.

          Options granted under the 2010 Plan are subject to restrictions of transfer. The 2010 Plan does not require restrictions on the transferability of shares of our common stock issued upon the exercise of the options which may be granted under the plan. However, such securities may be restricted as a condition to their issuance where the Board of Directors deems such restrictions appropriate. The 2010 Plan is not subject to the Employee Retirement Income Securities Act of 1974.

Item 2.	Registrant Information and Employee Plan Annual Information.

          Upon written or oral request, any of the documents incorporated by reference into Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus), other documents required to be delivered to recipients pursuant to Rule 428(b) are available without charge by contacting us. Any and all such requests shall be directed to Puradyn Filter Technologies Incorporated at our principal office at 2017 High Ridge Road, Boynton Beach, Florida 33426, telephone number (561) 547-9499, attention Corporate Secretary.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the shares of common stock issuable under the terms of the 2010 Plan shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

          Our principal offices are located at 2017 High Ridge Road, Boynton Beach, Florida 33426. Our fiscal year end is December 31.

          THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

REOFFER PROSPECTUS

PURADYN FILTER TECHNOLOGIES INCORPORATED

2,000,000 Shares of Common Stock

          This prospectus forms a part of a registration statement, which registers an aggregate of 2,000,000 shares of common stock issued or issuable from time-to-time under the Puradyn Filter Technologies Incorporated 2010 Stock Option Plan.

          This prospectus also covers the resale of shares issued upon the exercise of options granted under the 2010 Stock Option Plan by persons who are our “affiliates” within the meaning of federal securities laws. Affiliated selling security holders may sell all or a portion of the shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices, but which may not exceed 1% of our outstanding common stock in any three month period.

          We will not receive any proceeds from sales of shares by selling security holders.

          For a description of the plan of distribution of these shares, please see page 15 of this prospectus.

          Our common stock is quoted on the OTC Bulletin Board. On September 13, 2010 the last sale price of our common stock was $0.21.

          Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus to read about the risks of investing in our common stock.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September ____, 2010.

          When used herein, the terms “Puradyn,” “we,” “our,” and “us” refers to Puradyn Filter Technologies Incorporated, a Delaware corporation, and our subsidiary. In addition, when used herein “2008” refers to the fiscal year ended December 31, 2008, “2009” refers to the fiscal year ended December 31, 2009 and “2010” refers to the fiscal year ending December 31, 2010. The information which appears on our website at www.puradyn.com is not part of this prospectus.

AVAILABLE INFORMATION

          We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission (SEC). Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

          You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed by us with the SEC are incorporated herein by reference and made a part hereof:

•	Annual Report on Form 10-K for the year ended December 31, 2009,
•	Current Report on Form 8-K as filed on April 16, 2010,
•	Current Report on Form 8-K as filed on April 21, 2010,
•	Quarterly Report on Form 10-Q for the period ended March 31, 2010,
•	Current Report on Form 8-K as filed on May 25, 2010
•	Current Report on Form 8-K as filed on August 5, 2010
•	Current Report on Form 8-K as filed on August 16, 2010 and
•	Quarterly Report on Form 10-Q for the period ended June 30, 2010.

          In addition, all reports and documents filed by us pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

          We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Puradyn Filter Technologies Incorporated, 2017 High Ridge Road, Boynton Beach, Florida 33426, telephone number (561) 547-9499.

OUR COMPANY

          We design, manufacture, market and distribute worldwide the puraDYN®bypass oil filtration system (the “Puradyn”) for use with substantially all internal combustion engines and hydraulic equipment that use lubricating oil. Working in conjunction with an engine’s full-flow oil filter, the Puradyn system cleans oil by continually removing solid, liquid and gaseous contaminants from the oil through a sophisticated and unique filtration and evaporation process. For engine lubricating oil, our filters incorporate an additive package. Because Puradyn filtered lubricating oil is kept in a continually clean state, our system has been used effectively to extend oil-drain intervals and to extend the time between engine overhauls. We are also the exclusive manufacturer of the disposable replacement filter elements for the Puradyn.

RISK FACTORS

          An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our common stock.

RISKS RELATED TO OUR COMPANY
WE HAVE A HISTORY OF LOSSES AND OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS SUBSTANTIAL DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

          We have incurred substantial operating and net losses, as well as negative operating cash flows, since our inception through June 30, 2010. For 2009 and 2008, we reported net losses of $2,070,598 and $2,644,547 and for the six months ended June 30, 2010 we reported a net loss of $705,289. At June 30, 2010, we had an accumulated deficit of $51,245,644. These recurring operating losses, liabilities exceeding assets and the reliance on cash inflows from an institutional investor and our Chairman and CEO have led our independent registered public accounting firm to include a statement in its audit report relating to our audited consolidated financial statements for 2009 and 2008 expressing substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain the necessary financing to meet our obligations and repay our liabilities when they become due and to generate profitable operations in the future. We have no firm commitments from any third party to provide this financing and we cannot assure you we will be successful in raising working capital as needed. There are no assurances that we will have sufficient funds to execute our business plan, pay our obligations as they become due or generate positive operating results and it is possible that we will be required to cease some or all of our operations if we are not successful in raising capital as needed. In that event, you could lose your entire investment in our company.

OUR NET SALES ARE NOT SUFFICIENT TO FUND OUR OPERATING EXPENSES AND OUR SALES HAVE REMAINED RELATIVELY FLAT OVER THE PAST SEVERAL YEARS. THERE ARE NO ASSURANCES WE WILL BE ABLE TO INCREASE OUR SALES, IN THE NEAR FUTURE, TO A LEVEL WHICH WILL FUND OUR OPERATING EXPENSES.

          We used cash in operations of $1,136,119 and $2,313,095 in 2009 and 2008, respectively, and $595,577 for the six months ended June 30, 2010. While our net sales declined 13% for 2009 from 2008, our sales for the six months ended June 30, 2010 were 39.7% higher than the same time period in 2009. Our operating expenses decreased 28% in 2009 from 2008 and have remained relatively constant into 2010. Our net sales have never been sufficient to fund our operating expenses. During 2009 and into 2010 we continue to implement cost reductions in an effort to improve margins, including securing alternative suppliers for raw materials and manufacturing and we anticipate these cost reductions will impact our results of operations during the balance of 2010 and beyond. As long as our cash flow from operations remains insufficient to fund our operations, we will continue depleting our cash and other financial resources. Our failure to achieve profitable operations in future periods will adversely affect our ability to continue as a going concern. In this event, you could lose all of your investment in our company.

WE NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS. IF WE CANNOT RAISE ADDITIONAL CAPITAL AS NEEDED, OUR ABILITY TO EXECUTE OUR GROWTH STRATEGY AND FUND OUR ONGOING OPERATIONS WILL BE IN JEOPARDY.

          Historically, our operations have been financed primarily through a credit line from our Chairman and Chief Executive Officer, as well as the issuance of equity and short-term loans. Our future capital requirements, however, depend on a number of factors, including our ability to internally grow our revenues, manage our business and control our expenses. At June 30, 2010, we had a working capital deficit of $101,552 as compared to a working capital deficit of $198,476 at December 31, 2009. We need to raise additional capital to fund our ongoing operations, pay our existing obligations and for future growth of our company. We do not have any commitments for additional capital and we cannot assure you that any additional capital will be available to us in the future upon terms acceptable to us. Given our history of losses, debt levels and general uncertainties of the capital markets, we face a number of challenges in our ability to raise capital. If we do not raise funds as needed, our ability to provide for current working capital needs, pay our obligations as they become due, grow our company, and continue our existing business and operations is in jeopardy. In this event, you could lose all of your investment in our company.

WE OWE OUR CHAIRMAN AND CEO $6.3 MILLION WHICH IS DUE BY DECEMBER 31, 2011.

          Since March 2002, our Chairman and CEO has been providing funding to us for working capital on an unsecured basis. At June 30, 2010, we owed him $6,291,914. This loan is due:

•	on December 31, 2011, or
•	at such time as we have raised an additional $7 million over the $3.5 million raised in prior offerings, or
•	at such time as we are operating within sufficient cash flow parameters to sustain operations, or
•	until a disposition of our company, such as an acquisition or merger, occurs.

          We do not have sufficient funds to pay this loan when it becomes due and there are no assurances our Chairman and CEO will extend the due date. While the loan is unsecured, this obligation makes it more difficult for us to secure the additional financing we need to fund our operations.

WE RELY ON SALES TO A LIMITED NUMBER OF CUSTOMERS AND THERE ARE NO ASSURANCES THAT THESE CUSTOMERS WILL CONTINUE TO PURCHASE PRODUCTS FROM US.

          We are dependent upon sales to a limited number of customers. During 2009 two customers individually accounted for 22% and 11% (for a total of 33%) of our net sales. During 2008 two customers together accounted for 34% of our net sales. We do not have contracts with our customers and the loss of sales from one or more of these customers could materially impact our results of operations in future periods.

WE ARE DEPENDENT ON A LIMITED NUMBER OF SUPPLIERS. WHILE WE HAVE IDENTIFIED ALTERNATIVE SOURCES FOR VARIOUS MATERIALS WE USE, A TEMPORARY DISRUPTION IN OUR ABILITY TO PROCURE NECESSARY MATERIALS AND PARTS COULD ADVERSELY IMPACT OUR NET SALES IN FUTURE PERIODS.

          A substantial portion of the component parts to our products are manufactured by various suppliers for assembly by us. We believe the relationships with our suppliers are satisfactory and that alternative suppliers are available if relationships falter or existing suppliers should become unable to keep up with our requirements. However, there can be no assurance that our current or future suppliers will be able to meet our requirements on commercially reasonable terms or within scheduled delivery times. An interruption of our arrangements with suppliers could cause a delay in the production of our products for timely delivery to distributors and customers which could result in a loss of sales revenue in future periods.

WE FACE COMPETITION FROM A NUMBER OF COMPANIES AND THERE ARE NO ASSURANCES WE CAN EFFECTIVELY COMPETE IN OUR SECTOR.

          There are a number of companies which sell bypass oil filtration systems. Most of our competitors have more capital, greater brand recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. These competitors may also engage in more extensive development of their technologies, adopt more aggressive pricing policies and establish more comprehensive marketing and advertising campaigns than we can. While we believe that our product is superior in performance to our competitors’ products, there are no assurances our belief is correct. For these and other reasons, our competitors’ products may achieve greater acceptance in the marketplace than our own, limiting our ability to gain market share and customer loyalty and to generate sufficient revenues to achieve a profitable level of operations.

IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY OUR ABILITY TO CONDUCT OUR BUSINESS AS IT IS PRESENTLY CONDUCTED IS IN JEOPARDY.

          Our success is heavily dependent on our proprietary technology and we rely on a combination of contractual rights, patents, trade secrets, trademarks and non-disclosure agreements to establish and protect our proprietary rights. There can be no assurances that the steps we take to protect our proprietary rights will be adequate to prevent misappropriation of the technology or independent development by others of products with features based upon, or otherwise similar to, our products. In addition, although we believe that any new technology currently in development or patent pending has been independently developed and does not infringe on the proprietary rights of others, there can be no assurance that we are correct or that third parties will not assert infringement claims against us in the future. If instituted, there can be no assurances we will have adequate resources to defend a patent infringement or other proprietary rights infringement action. If we are unable to adequately protect our proprietary rights or if other products should be developed which are substantially similar to ours, our ability to continue our operations as they are presently conducted could be in jeopardy and we could be forced to cease operations.

THE EXERCISE OF OUTSTANDING WARRANTS AND OPTIONS WILL BE DILUTIVE TO OUR EXISTING STOCKHOLDERS.

          At September 13, 2010, we had 46,010,437 shares of our common stock issued and outstanding and the following securities, which are exercisable into shares of our common stock, were outstanding:

•	4,558,975 shares of our common stock issuable upon the exercise of warrants with exercise prices ranging from $0.50 to $1.25 per share; and

•	1,931,583 shares of our common stock issuable upon the exercise of options with exercise prices ranging from $0.14 per share to $9.25 per share.

          The issuance of these shares will be dilutive to our existing stockholders.

BECAUSE OUR STOCK CURRENTLY TRADES BELOW $5.00 PER SHARE, AND IS QUOTED ON THE OTC BULLETIN BOARD, OUR STOCK IS CONSIDERED A “PENNY STOCK” WHICH CAN ADVERSELY AFFECT ITS LIQUIDITY.

          As the trading price of our common stock is less than $5.00 per share, and our common stock is quoted in the over the counter market, our common stock is considered a “penny stock,” and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction. SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of our common stock in the secondary market because few brokers or dealers are likely to undertake these compliance activities. Purchasers of our common stock may find it difficult to resell the shares in the secondary market.

PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS MAY DELAY OR PREVENT A TAKE-OVER WHICH MAY NOT BE IN THE BEST INTERESTS OF OUR STOCKHOLDERS.

          Provisions of our Certificate of Incorporation and Bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Delaware General Corporation Law also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation’s disinterested stockholders.

          Further, our Certificate of Incorporation authorizes the issuance of up to 50,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors in their sole discretion. Our Board of Directors may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

THIS PROSPECTUS PERMITS SELLING SECURITY HOLDERS WHO ARE OUR AFFILIATES TO RESELL THEIR SHARES. IF THEY DO SO, THE MARKET PRICE FOR OUR SHARES MAY FALL AND PURCHASERS OF OUR SHARES MAY BE UNABLE TO RESELL THEM.

          This prospectus includes shares being offered by affiliates. To the extent that these shares are sold into the market for our shares, there may be an oversupply of shares and an undersupply of purchasers. If this occurs the market price for our shares may decline significantly and investors may be unable to sell their shares at a profit, or at all.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

          Certain statements in this prospectus contain or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to

•	our history of losses and uncertainty that we will be able to continue as a going concern,
•	our ability to generate net sales in an amount to pay our operating expenses,
•	our need for additional financing and uncertainties related to our ability to obtain these funds,
•	our ability to repay the outstanding debt of $6,291,914 at June 30, 2010 due our Chairman and CEO,
•	our reliance on sales to a limited number of customers,
•	our dependence on a limited number of distributors,
•	our ability to compete,
•	our ability to protect our intellectual property,
•	market overhang issues, and
•	the application of Penny Stock Rules to the trading in our stock.

          Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this prospectus and our Annual Report on Form 10-K for the year ended December 31, 2010, including the risks described in Part I. Item 1A. Risk Factors, together with our subsequent filings with the Securities and Exchange Commission in their entirety. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

USE OF PROCEEDS

          We will not receive any proceeds upon the sale of shares by the selling security holders.

PURADYN FILTER TECHNOLOGIES INCORPORATED
2010 STOCK OPTION PLAN

Introduction

          The following descriptions summarize certain provisions of our 2010 Stock Option Plan (the “2010 Plan”). This summary is not complete and is qualified by reference to the full text of the plan, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. Each person receiving a plan option under the 2010 Plan should read the plan in its entirety.

          On July 29, 2010, our Board of Directors authorized the 2010 Plan. Our Board of Directors adopted the 2010 Plan to permit us to offer to our employees, officers, directors and consultants whose past, present and/or potential contributions to our company have been, are or likely to be, important to our success an opportunity to acquire a proprietary interest in Puradyn. We believe that the types of long-term incentive awards that may be provided under the 2010 Plan will enable us to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of our businesses.

          The 2010 Plan authorizes the grant of:

•	options which quality as “incentive stock options” (“ISOs”) under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”); and
•	options which do not qualify as ISOs (“non-qualified options” or “NSOs”).

          The issuance of grants under the 2010 Plan will be made to persons who are closely related to us and who provide bona fide services to us in connection with our business. Under Federal securities laws, these services cannot be in connection with the offer of sale of our securities in a capital raising transaction nor directly or indirectly promote or maintain a market for our securities. We have currently reserved 2,000,000 of our authorized but unissued shares of common stock for issuance under the 2010 Plan. As of September 13, 2010 we have granted options to purchase 570,000 shares of our common stock at an exercise price of $0.21 per share under the 2010 Plan. This prospectus covers the resale of the shares of common stock underlying those options as well as grants we may make in the future under the 2010 Plan.

          The 2010 Plan is administered by our Board of Directors or the Compensation Committee of the Board of Directors (the “Committee”). The Board of Directors or the Committee determines from time to time to whom plan options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such options shall be granted, the type of options to be granted, the dates such plan options become exercisable, the number of shares subject to each option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the 2010 Plan, and the interpretation of the provisions thereof and of the related option agreements, are resolved by the Board or Committee.

          The term of each plan option and the manner in which it may be exercised is determined by the Board of Directors or the compensation committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. Unless the 2010 Plan is approved by our stockholders by July 29, 2011, no incentive stock options may be granted and all incentive stock options that may have been previously granted shall automatically be converted into non-qualified options.

          The exercise price per share for each NSO granted cannot be less 75% of the fair market value of our common stock on the date of grant and the exercise price per share for each ISO granted cannot be less than the fair market value per share of common stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of our company, the price per share cannot be less than 110% of the fair market value per share of common stock on the date of grant.

          In the event of any stock split of our outstanding common stock, the Board of Directors in its discretion may elect to maintain the stated amount of shares reserved under the 2010 Plan without giving effect to such stock split. The 2010 Plan provides that, if our outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to unexercised options and in the purchase price per share under such options. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding options. In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, the Board of Directors may declare that each option granted under the 2010 Plan will terminate as of a date to be fixed by the Board of Directors; provided that not less than 30 days written notice of the date so fixed shall be given to each participant holding an option, and each such participant will have the right, during the period of 30 days preceding such termination, to exercise the participant’s option, in whole or in part, including as to options not otherwise exercisable.

          Plan options are exercisable by delivery of written notice to us stating the number of shares with respect to which the option is being exercised, together with full payment of the purchase price therefor. Payment for the exercise price of the plan option can be in cash, check, certified or bank cashier’s check, promissory note secured by the shares issued through exercise of the related options, shares of common stock or in such other form or combination of forms which shall be acceptable to the Board of Directors or the Committee; provided that any loan or guarantee by us of the purchase price may only be made upon resolution of the Board or Committee that such loan or guarantee is reasonably expected to benefit us.

          All plan options are non-assignable and non-transferable except by will or by the laws of descent and distribution and during the lifetime of the optionee may be exercised only by such optionee. If an optionee dies while our employee or within three months after termination of employment by us because of disability, or retirement or otherwise, such options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or termination of employment, by the person or persons to whom the optionee’s right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators.

          In the event of termination of employment because of death while an employee or because of disability, the optionee’s options may be exercised not later than the expiration date specified in the option or one year after the optionee’s death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in the option or one year after the optionee’s death, whichever date is earlier. If an optionee’s employment by us terminates because of disability and such optionee has not died within the following three months, the options may be exercised, to the extent that the optionee shall have been entitled to do so at the date of the termination of employment, at any time, or from time to time, but not later than the expiration date specified in the option or one year after termination of employment, whichever date is earlier.

          If an optionee’s employment shall terminate by reason of his/her retirement in accordance with the terms of any tax-qualified retirement plans for our company or with the consent of the Board or the Committee or involuntarily other than by termination for cause, and such optionee has not died within the following three months, he may exercise his or her option to the extent the optionee shall have been entitled to do so at the date of the termination of employment, at any time and from to time, but not later than the expiration date specified in the option or 30 days after termination of employment, whichever date is earlier. If an optionee’s employment shall terminate for any reason other than death, disability or retirement, all right to exercise the option shall terminate at date of such termination of employment.

          The Board of Directors or Committee may amend, suspend or terminate the 2010 Plan at any time; however, no such action may prejudice the rights of any holder of a stock grant or optionee who has prior thereto been granted options under the plan. In addition, no amendment may be made to the 2010 Plan which has the effect of increasing the aggregate number of shares subject to this plan (except for adjustments due to changes in our capitalization) or changing the definition of “eligible person” under the plan unless and until approved by our stockholders, if required, in the same manner as approval of the 2010 Plan. Any such termination of the 2010 Plan shall not affect the validity of any options previously granted thereunder. Unless the 2010 Plan shall have earlier been suspended or terminated by the Board of Directors, the plan will terminate on July 29, 2020.

Federal Income Tax Effects

          The following discussion applies to the 2010 Plan and is based on federal income tax laws and regulations in effect on December 31, 2009. It does not purport to be a complete description of the federal income tax consequences of the 2010 Plan, nor does it describe the consequences of state, local or foreign tax laws, which may be applicable. Accordingly, any person receiving a grant under the 2010 Plan should consult with his own tax adviser.

          The 2010 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code. An employee granted an incentive stock option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of common stock received upon exercise of the incentive stock option over the exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an incentive stock option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the incentive option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the incentive option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an incentive stock option) without complying with both of these holding period requirements (“Disqualifying Disposition”), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the incentive option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the incentive stock option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the incentive stock option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference item previously reported). We are not entitled to a tax deduction upon either exercise of an incentive option or disposition of stock acquired pursuant to such an exercise, except to the extent that the option holder recognized ordinary income in a Disqualifying Disposition.

          If the holder of an incentive stock option pays the exercise price, in full or in part, with shares of previously acquired common stock, the exchange should not affect the incentive stock option tax treatment of the exercise. No gain or loss should be recognized on the exchange, and the shares received by the employee, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The employee will not, however, be able to utilize the old holding period for the purpose of satisfying the incentive stock option statutory holding period requirements. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period, which commences as of the date the common stock, is issued to the employee upon exercise of the incentive option. If an exercise is effected using shares previously acquired through the exercise of an incentive stock option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

          In respect to the holder of non-qualified options, the option holder does not recognize taxable income on the date of the grant of the non-qualified option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock on the date of exercise. However, if the holder of non-qualified options is subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1944, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by us in the year that income is recognized.

Restrictions Under Securities Laws

          The sale of all shares issued under the 2010 Plan must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater stockholders, as well as certain other persons or parties who may be deemed to be “affiliates” of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 of the Securities Act of 1933 or other applicable exemption. Our officers, directors and 10% and greater stockholders may also become subject to the “short swing” profit rule of Section 16(b) of the Securities Exchange Act of 1934.

SELLING SECURITY HOLDERS

          The information under this heading relates to resales of shares covered by this prospectus by persons who are our “affiliates” as that term is defined under federal securities laws. These persons will be members of our Board of Directors and/or officers of our company. Shares issued pursuant to this prospectus to our affiliates are “control” shares under federal securities laws.

          At September 13, 2010 there were 46,010,437 shares of our common stock issued and outstanding. The following table sets forth:

•	the name of each affiliated selling security holder,
•	the amount of common stock owned beneficially, directly or indirectly, by each affiliated selling security holder,
•	the maximum amount of shares to be offered by the affiliated selling security holders pursuant to this prospectus, and
•	the amount of common stock to be owned by each affiliated selling security holder following sale of the shares.

          Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of any security or other right. The information as to the number of shares of our common stock owned by each affiliated selling security holder is based upon our books and records and the information provided by our transfer agent.

          We may amend or supplement this prospectus from time to time to update the disclosure set forth in the table. Because the selling security holders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the affiliated selling security holders upon termination of the offering made hereby. We have therefore assumed, for the purposes of the following table, that the affiliated selling security holders will sell all of the shares owned by them, which are being offered hereby, but will not sell any other shares of our common stock that they presently own.

          Persons who receive stock grants under the 2010 Plan and are deemed affiliates may affect sales of shares of common stock covered hereby not in excess of 1% of our outstanding common stock in any three month period.

          Grants may be made to affiliates in the future which we are not able to identify at this time. Before any of our affiliates sell any of his shares received under the 2010 Plan, we will supplement this prospectus with the required information regarding the names of the persons selling, the total number of shares owned by these persons and the number of shares proposed to be sold under this prospectus.

Name of selling security holder	Number of shares owned	Shares to be offered	Shares to be owned after offering	% owned after offering

Kevin G. Kroger (1)	817,633	100,000	817,633	1.7%
Alan J. Sandler (2)	183,392	75,000	258,392	*

* represents less than 1%

(1)      Mr. Kroger is an executive officer and a member of our Board of Directors. The number of shares owned by Mr. Kroger includes:

•	options to purchase 100,000 shares of common stock at $1.70 per share through January 10, 2013; and
•	options to purchase 25,000 shares of common stock at $0.26 per share through June 10, 2018.

          The number of shares beneficially owned by Mr. Kroger excludes unvested options to purchase 75,000 shares of our common stock at an exercise price of $0.26 per share through June 10, 2018 and unvested options to purchase 100,000 shares of our common stock at an exercise price of $0.21 per share through September 8, 2020.

          The number of shares offered includes 100,000 shares of our common stock underlying unvested options granted under the 2010 Plan which are exercisable at an exercise price of $0.21 per share through September 8, 2020.

(2)      Mr. Sandler is an executive officer of our company. The number of shares beneficially owned by Mr. Sandler includes:

•	options to purchase 100,000 shares of common stock at $0.30 per share through August 5, 2018; and
•	options to purchase 25,000 shares of common stock at $0.26 per share through June 10, 2018.

          The number of shares beneficially owned by Mr. Sandler excludes unvested options to purchase 75,000 shares of our common stock at an exercise price of $.26 per share through June 10, 2018 and unvested options to purchase 75,000 shares of our common stock at an exercise price of $0.21 per share through September 8, 2020.

          The number of shares offered includes 75,000 shares of our common stock underlying unvested options granted under the 2010 Plan which are exercisable at an exercise price of $0.21 per share through September 8, 2020.

PLAN OF DISTRIBUTION

          The information under this heading includes resales of shares covered by this prospectus by persons who are our “affiliates” as that term in defined under federal securities laws.

          The shares covered by this prospectus may be resold and distributed from time to time by the selling security holders in one or more transactions, including ordinary broker’s transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. The selling security holders in connection with sales of securities may pay usual and customary, or specifically negotiated, brokerage fees or commissions.

          The selling security holders may sell shares in one or more of the following methods, which may include crosses or block transactions:

•

through the “pink sheets”, on the OTC Bulletin Board, or on such exchanges or over-the-counter markets on which our shares may be listed from time-to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges, or through brokers, acting as principal or agent;

•

in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value, subject to rules relating to sales by affiliates; or

•

through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.

          Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

          In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders who are affiliates of our company and others through whom such securities are sold may be “underwriters” within the meaning of the Securities Act of 1933 for the securities offered, and any profits realized or commission received may be considered underwriting compensation. Information as to whether an underwriter(s) who may be selected by the selling security holders, or any other broker-dealer, is acting as principal or agent for the selling security holders, the compensation to be received by underwriters who may be selected by the selling security holders, or any broker-dealer, acting as principal or agent for the selling security holders and the compensation to be received by other broker-dealers, in the event the compensation of other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this prospectus. Any dealer or broker participating in any distribution of the shares may be required to deliver a copy of this prospectus, including the supplement, if any, to any person who purchases any of the shares from or through a dealer or broker.

          We have advised the selling security holders that, at the time a resale of the shares is made by or on behalf of a selling security holder, a copy of this prospectus is to be delivered. We have also advised the selling security holders that during the time as they may be engaged in a distribution of the shares included herein they are required to comply with Regulation M of the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with the distribution of that security.

          Sales of securities by us and the selling security holders or even the potential of these sales may have an adverse effect on the market price for shares of our common stock.

DESCRIPTION OF SECURITIES

General

          The following description of our capital stock and provisions of our Certificate of Incorporation is a summary thereof and is qualified by reference to our Certificate of Incorporation, a copy of which may be obtained upon request. The authorized capital stock of our company consists of 50,000,000 shares of common stock, par value $0.001 per share, and 50,000 shares of preferred stock, par value $0.001 per share. At September 13, 2010 there were 46,010,437 shares of our common stock and no shares of our preferred stock issued and outstanding.

Common Stock

          Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

          The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable laws of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Puradyn without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

          The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Transfer Agent

          Our transfer agent is Pacific Stock Transfer Company, 4045 South Spencer Street, Suite 403, Las Vegas, NV 89119, and its telephone number is 702-361-3033.

LEGAL MATTERS

          The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP, 2200 Corporate Boulevard, N.W., Boca Raton, Florida 33431.

EXPERTS

          The audited consolidated balance sheets of Puradyn as of December 31, 2009 and 2008, and the related audited consolidated statements of operations, consolidated statement of changes in stockholders’ deficit and consolidated statement of cash flows for the years ended December 31, 2009 and 2008 appearing in our Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission have been audited by Webb & Company, P.A., independent registered public accounting firm, as set forth in their report thereon and are incorporated by reference in reliance upon the authority of such firm as experts in auditing and accounting.

INDEMNIFICATION

          Our Certificate of Incorporation and By-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

          Our Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by the Delaware General Corporation Law, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

          The documents listed below are incorporated by reference in the registration statement.

•	Annual Report on Form 10-K for the year ended December 31, 2009,
•	Current Report on Form 8-K as filed on April 16, 2010,
•	Current Report on Form 8-K as filed on April 21, 2010,
•	Quarterly Report on Form 10-Q for the period ended March 31, 2010,
•	Current Report on Form 8-K as filed on May 25, 2010,
•	Current Report on Form 8-K as filed on August 5, 2010,
•	Current Report on Form 8-K as filed on August 16, 2010, and
•	Quarterly Report on Form 10-Q for the period ended June 30, 2010.

          All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

          Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

          We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, at 2017 High Ridge Road, Boynton Beach, Florida 33426, telephone number (561) 547-9499.

Item 4.	Description of Securities.

          Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Item 5.	Interests of Named Experts and Counsel.

          Not applicable.

Item 6.	Indemnification of Directors and Officers.

          Our Certificate of Incorporation and By-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

          Our Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by the Delaware General Corporation Law, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 7.	Exemption From Registration Claimed.

          Persons eligible to receive grants under the 2010 Plan will have an existing relationship with us and will have access to comprehensive information about us to enable them to make an informed investment decision. The recipient must express an investment intent and, in the absence of registration under the Securities Act of 1933, consent to the imprinting of a legend on the securities restricting their transferability except in compliance with applicable securities laws.

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Item 8.	Exhibits.

Exhibit No.	Description
5.1	Opinion of Schneider Weinberger & Beilly LLP *
10.1	Puradyn Filter Technologies Incorporated 2010 Stock Option Plan (1)
23.1	Consent of Webb & Company, P.A. *
23.2	Consent of Schneider Weinberger & Beilly LLP (included in Exhibit 5.1 hereof)

*           Filed herewith.

(1)          Incorporated by reference to the Current Report on Form 8-K as filed on August 5, 2010.

Item 9.	Undertakings.

          The undersigned registrant hereby undertakes:

          1.         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          2.         That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

          4.         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was first deemed part of and included in the registration statement.

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          The undersigned registration hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, e ach filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boynton Beach, State of Florida on September 16, 2010.

Puradyn Filter Technologies Incorporated

By:	/s/ Joseph V. Vittoria
Joseph V. Vittoria, Chief Executive Officer

POWER OF ATTORNEY

          Each person whose signature appears below hereby constitutes and appoints Joseph V. Vittoria his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

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Signature	Title	Date

/s/ Joseph V. Vittoria	CEO, Chairman, principal executive officer	September 16, 2010
Joseph V. Vittoria

/s/ Kevin J. Kroger	President, Chief Operating Officer, director	September 16, 2010
Kevin J. Kroger

/s/ Alan J. Sandler	Vice President, Secretary to the Board, principal financial and accounting officer	September 16, 2010
Alan J. Sandler

/s/John S. Caldwell	Director	September 16, 2010
John S. Caldwell

Director
Forrest D. Hayes

/s/ Charles W. Walton	Director	September 16, 2010
Charles W. Walton

Director
Dominick Telesco

The foregoing represents a majority of the Board of Directors.

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